Exhibit 21

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

       SUBSIDIARIES AND EQUITY ENTITIES OF THE REGISTRANT
                    (As of December 31, 1996)

                                                       State or
                                                       country of
     Name                                              organization
     ----                                              ------------

Alcoa Alumina & Chemicals, L.L.C.*                       Delaware
   Alcoa ACC Industrial Chemicals Ltd.                   India
   Alcoa Kasei Limited                                   Japan
   Alcoa Minerals of Jamaica, Inc., L.L.C.               Delaware
   Alcoa Steamship Company, Inc.                         New York
   Halco (Mining) Inc.                                   Delaware
      Compagnie des Bauxites de Guinee                   Delaware
   Lib-Ore Steamship Company, Inc.                       Liberia
   Moralco Limited                                       Japan
   St. Croix Alumina, L.L.C.                             Delaware
   Suriname Aluminum Company, L.L.C.                     Delaware
Alcoa Brazil Holdings Company                            Delaware
   Alcoa Aluminio S.A.                                   Brazil
Alcoa Building Products, Inc.**                          Ohio
Alcoa Closure Systems International, Inc.                Delaware
Alcoa Generating Corporation                             Indiana
Alcoa International Holdings Company                     Delaware
   Alcoa Inter-America, Inc.                             Delaware
   Alcoa Japan Limited                                   Japan
   Alcoa-Kofem Kft                                       Hungary
   Alcoa Nederland Holding B.V.                          Netherlands
      Alcoa International, S.A.                          Switzerland
      Alcoa Italia S.p.A.                                Italy
      Alcoa Nederland B.V.                               Netherlands
      Norsk Alcoa A/S                                    Norway
   Alcoa of Australia Limited                            Australia
      A.F.P. Pty. Limited                                Australia
          Hedges Gold Pty. Ltd.                          Australia
      Alcoa of Australia (Asia) Limited                  Hong Kong
   Alcoa Russia, Inc.                                    Delaware
   Asian-American Packaging Systems Co., Ltd.            China
   Kobe Alcoa Transportation Products, Ltd.              Japan
   Unified Accord SDN. BHD.                              Malaysia

* Registered to do business in California, Florida, Georgia,
  Louisiana, North Carolina, Pennsylvania and Texas under the name of Alcoa Industrial Chemicals.
**Registered to do business in Ohio under the name of Mastic.


                                                       State or
                                                       country of
     Name
organization

Alcoa Laudel, Inc.                                       Delaware
Alcoa Manufacturing (G.B.) Limited                       England
Alcoa Properties, Inc.                                   Delaware
   Alcoa South Carolina, Inc.                            Delaware
   Jonathan's Landing, Inc.                              Delaware
Alcoa Recycling Company, Inc.                            Delaware
Alcoa Securities Corporation                             Delaware
   Alcoa Automotive Structures, Inc.                     Delaware
   Alcoa Brite Products, Inc.                            Delaware
   Alcoa Fujikura Ltd.                                   Delaware
      Stribel GmbH                                       Germany
      Michels GmbH                                       Germany
   Alcoa Kobe Transportation Products, Inc.              Delaware
   Alcoa Nederland Finance B.V.                          Netherlands
      Alcoa Automotive Structures GmbH                   Germany
           Alcoa Chemie GmbH                             Germany
           Alcoa Deutschland GmbH                        Germany
           Alcoa Extrusions Hannover GmbH & Co. KG       Germany
      Alcoa Chemie Nederland B.V.                        Netherlands
      Alcoa Moerdijk B.V.                                Netherlands
   Alcoa Packaging Machinery, Inc.                       Delaware
   ASC Alumina, Inc.                                     Delaware
   B & C Research, Inc.                                  Ohio
   Halethorpe Extrusions, Inc.                           Delaware
   H-C Industries de Mexico, S.A. de C.V.                Mexico
   Northwest Alloys, Inc.                                Delaware
   Pimalco, Inc.                                         Arizona
   Three Rivers Insurance Company                        Vermont
   Tifton Aluminum Company, Inc.                         Delaware
Alcoa (Shanghai) Aluminum Products Company Limited       China
Capsulas Metalicas, S.A.                                 Spain
Gulf Closures W.L.L.                                     Bahrain
Shibazaki Seisakusho Limited                             Japan
Tapoco, Inc.                                             Tennessee
Yadkin, Inc.                                             North Carolina

The names of certain subsidiaries and equity entities which, considered in the aggregate, would not constitute a significant subsidiary, have been omitted from the above list.

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